UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 30, 2006

HOMEBANC CORP.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification Number)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia		30319
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, including area code:	(404) 459-7400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 30, 2006, HomeBanc Mortgage Trust 2006-2 (the “Trust”) completed a public offering (the “Offering”) of approximately $448,124,000 million aggregate principal amount of sequential-pay asset-backed notes (the “Notes”). The Notes were sold by Bear Stearns & Co. Inc. and KeyBanc Capital Markets, as underwriters. HomeBanc Corp. (“HomeBanc”) retained the certificate (the “Certificate”) representing the right to receive any residual distributions in the Trust.

The Notes are backed by an approximately $456,337,192 million pool of adjustable rate, residential first and second mortgage loans (the “Mortgage Loans”) originated by HomeBanc Mortgage Corporation (“HomeBanc Mortgage”). The Trust will be classified as a taxable mortgage pool for federal income tax purposes, and, as a result, a portion of the residual income that is derived from HomeBanc’s interest in the Trust will be treated as excess inclusion income. A more detailed description of the Notes is set forth in Item 2.03 of this Current Report.

In connection with the Offering, HomeBanc, the Trust, and/or HMB Acceptance Corp. (“HMB Acceptance”) entered into, among other things, a Mortgage Loan Purchase Agreement; a Trust Agreement; a Transfer and Servicing Agreement; and an Indenture (collectively, and as more fully described in Item 9.01 of this Current Report, the “Agreements”), each dated as of November 1, 2006, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated into this Item 1.01 by this reference. HomeBanc Mortgage and HMB Acceptance are wholly owned subsidiaries of HomeBanc.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As described in Item 1.01 of this Current Report, on November 30, 2006, the Trust issued approximately $448,124,000 million of Notes. Copies of the Agreements described in Item 1.01 of this Current Report are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated into this Item 2.03 by this reference.

The approximate amount of each class of Notes issued, together with the interest rate and credit ratings for each class granted by S&P and Moody’s, respectively, are set forth below:

Class	Approximate Principal Amount	Interest Rate Formula (all 1-Month LIBOR)	Ratings by S&P / Moody’s
A-1	$375,337,000	LIBOR plus 0.180%	AAA / Aaa
A-2	$45,634,000	LIBOR plus 0.220%	AAA / Aaa
M-1	$ 13,234,000	LIBOR plus 0.330%	AA / Aa2
M-2	$ 8,670,000	LIBOR plus 0.470%	A / A2
B-1	$ 5,249,000	LIBOR plus 1.300%	BBB /Baa2

The Notes are secured by the assets of the Trust, which consist of the Mortgage Loans and the rights of the Trust under the interest rate cap agreements described below.  The Mortgage Loans will be serviced by HomeBanc. HomeBanc retained the Certificate representing the right to receive any residual distributions in the Trust.

Payments of principal and interest on the Notes will be made from payments received from the Mortgage Loans held as assets of the Trust. The rate of principal payments on each class of Notes, the aggregate amount of distributions on each class of Notes and the yield to maturity of each class of Notes will be related to the rate and timing of payments of principal and interest on the underlying Mortgage Loans. The final scheduled payment date for each class of Notes is the payment date in December 2036.

At its option, the holder of the ownership certificate in the Trust may purchase all of the Mortgage Loans on any payment date following the month in which the total principal balance of the Mortgage Loans declines to less than 20% of their initial total principal balance. If the Mortgage Loans are purchased, holders of Notes will be paid accrued interest and principal in an amount not to exceed the purchase price. If the option to purchase the Mortgage Loans is not exercised on the earliest possible payment date as described above, then, beginning with the next succeeding payment date and thereafter, the interest rates of the Notes will be increased, all as more fully described in the Agreements.

In connection with the offering of the Notes, the Trust entered into four interest rate cap agreements, each dated November 30, 2006, between the Trust and Bear Stearns Financial Products Inc., to partially mitigate certain interest rate risk.

The Notes do not represent a direct financial obligation of HomeBanc but will be treated as debt of HomeBanc for federal income tax purposes.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On November 30, 2006, HomeBanc entered into a retention bonus agreement (the “Retention Bonus Agreement”) with John Kubiak, HomeBanc’s Executive Vice President and Chief Investment Officer. Under the terms of the Retention Bonus Agreement, HomeBanc shall pay to Mr. Kubiak the sum of $50,000, less withholding taxes, on each of December 31, 2006 and March 31, 2007; provided, that, on each such date, (a) Mr. Kubiak is an employee in good standing and (b) HomeBanc has not consummated an event constituting a “change of control” as that term is defined in Mr. Kubiak’s employment agreement with HomeBanc. A copy of the Retention Bonus Agreement is attached hereto as Exhibit 10.5 and is incorporated into this Item 5.02 by this reference.

Item 9.01.Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

10.1	Mortgage Loan Purchase Agreement, dated as of November 1, 2006, by and between HMB Acceptance Corp. and HomeBanc Corp.

10.2	Trust Agreement, dated as of November 1, 2006, by and among HMB Acceptance Corp., Wilmington Trust Company and Wells Fargo Bank, N.A.

10.3

Transfer and Servicing Agreement, dated as of November 1, 2006, by and among HomeBanc Mortgage Trust 2006-2, HMB Acceptance Corp., U.S. Bank National Association, HomeBanc Corp. and Wells Fargo Bank, N.A.

10.4	Indenture, dated as of November 1, 2006, by and among HomeBanc Mortgage Trust 2006-2, Wells Fargo Bank, N.A. and U.S. Bank National Association.

10.5	Retention Bonus Agreement dated as of November 30, 2006, by and among HomeBanc Corp. and John Kubiak.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 6, 2006

HOMEBANC CORP.

		By:	/s/ ALANA L. GRIFFIN
		Name:	Alana L. Griffin
		Title:	Senior Vice President, Assistant General Counsel & Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Mortgage Loan Purchase Agreement, dated as of November 1, 2006, by and between HMB Acceptance Corp. and HomeBanc Corp.

10.2	Trust Agreement, dated as of November 1, 2006, by and among HMB Acceptance Corp., Wilmington Trust Company and Wells Fargo Bank, N.A.

10.3

Transfer and Servicing Agreement, dated as of November 1, 2006, by and among HomeBanc Mortgage Trust 2006-2, HMB Acceptance Corp., U.S. Bank National Association, HomeBanc Corp. and Wells Fargo Bank, N.A.

10.4	Indenture, dated as of November 1, 2006, by and among HomeBanc Mortgage Trust 2006-2, Wells Fargo Bank, N.A. and U.S. Bank National Association.

10.5	Retention Bonus Agreement dated as of November 30, 2006, by and among HomeBanc Corp. and John Kubiak.